UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2019

KALMIN CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52831	37-1832675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Highland Ave NE #230, Atlanta GA	30307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 782-9788

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant's Certifying Accountant

Previous independent registered public accounting firm

From October 24, 2017 through January 29, 2019, Accell Audit & Compliance, P.A. ("Accell"), was the independent registered public accounting firm of our company. On January 29, 2019, we notified Accell we were terminating it as our independent certifying accountant.

Our company's independent principal accountant's report on the financial statements for each of the past two years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception that:

(1)

The report dated November 30, 2017 contained the following explanatory paragraph: "The accompanying financial statements have been prepared assuming that Kalmin Corp. will continue as a going concern. As discussed in Note 2, the Company has incurred net losses and negative cash flow from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans, raise substantial doubt about the Company's ability to continue as a going concern."; and

(2)

The report dated November 30, 2018 contained the following explanatory paragraph: " The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has incurred net losses and negative cash flow from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans raises substantial doubt about the Company’s ability to continue as a going concern. Our opinion is not modified with respect to that matter.".

From October 24, 2017 through January 29, 2019, there were no disagreements (as defined in Item 304 of Regulation S-K) with Accell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Accell would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. Further, during the period of October 24, 2017 through January 29, 2019, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

We furnished Accell with a copy of this disclosure, providing Accell with the opportunity to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which he does not agree. A copy of Accell's response is filed as Exhibit 16.1 to this Report.

New independent registered public accounting firm

On January 29, 2019, we engaged BF Borgers CPA PC, Certified Public Accountants ("Borgers"), an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors.

During the two most recent fiscal years and through the date of engagement, we have not consulted with Borgers regarding either:

1. The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Borgers concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2. Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

16.1	Letter from Accell Audit & Compliance, P.A.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALMIN CORP.

/s/ Xie Qi Kang
Xie Qi Kang
President

Date: January 31, 2019

3